Exhibit 99.1

          SOUTHSIDE BANCSHARES, INC. ANNOUNCES THIRD QUARTER EARNINGS;
                     NASDAQ NATIONAL MARKET SYMBOL - 'SBSI'

    TYLER, Texas, Nov. 2 /PRNewswire-FirstCall/ -- B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. (Nasdaq: SBSI), reported financial results for the third quarter ended September 30, 2005.

    For the third quarter ended September 30, 2005 Southside reported net income of $3,833,000, compared to $4,233,000 for the same period in 2004. The decrease in net income of $400,000, or 9.4%, is primarily a result of an increase in provision for loan losses of $485,000, or $320,000 net of tax and a reduction in income from the sale of available for sale securities of $351,000 or, $232,000 net of tax. The increase in provision for loan losses is primarily due to one recovery received during the third quarter ended September 30, 2004 of $299,000, or $197,000, net of tax, which offset the provision for losses that would have been required during that quarter. Earnings per fully diluted share were $0.32 for the third quarter ended September 30, 2005 compared to $0.35 for the same period in 2004.

    Southside reported net income of $11,105,000 for the nine months ended September 30, 2005 compared to $12,399,000 for the same period in 2004. The decrease in net income of $1,294,000, or 10.4%, is a direct result of a reduction in income from the sale of available for sale securities, net of tax, of $1.6 million when comparing the nine months ended September 30, 2005, to the same period in 2004. When comparing the nine months ended September 30, 2005 with the same period in 2004, net income, excluding losses or gains on sales of available for sale securities, reflected an increase of $343,000, or 3.2%. Earnings per fully diluted share were $0.92 for the nine months ended September 30, 2005, compared to $1.02 for the same period in 2004, a decrease of $0.10, or 9.8%. Earnings per fully diluted share attributable to the sale of securities were $0.13 for the nine months ended September 30, 2004 compared to zero for the same period in 2005.

    The annualized return on average shareholders' equity for the nine months ended September 30, 2005 was 14.17% compared to 15.94% for the same period in 2004. The annualized return on average assets was 0.88% for the nine months ended September 30, 2005, compared to 1.11% for the same period in 2004.

    The Company continued to experience solid loan growth during the third quarter ended September 30, 2005, as loans, net of unearned discount, increased $19.9 million or 3.0%. During the nine months ended September 30, 2005, loans, net of unearned discount, increased $55.2 million or 8.8% from December 31, 2004. Loan growth during 2005 was actually stronger than reported due to the sale of $6.2 million of student loans during the second quarter ended June 30, 2005. Asset quality improved as non-performing assets decreased $1.2 million, or 34.5%, to $2.3 million at September 30, 2005 when compared to $3.5 million at December 31, 2004. We believe that the Company's asset quality ratios as reported in this earnings release remain sound.

    We are pleased to report deposits continued to increase during the third quarter ended September 30, 2005 by $15.0 million. Overall during 2005, deposits increased $80.3 million, or 8.5%, to $1.0 billion at September 30, 2005 when compared to December 31, 2004. We are gratified deposits continue to grow at an excellent pace as a result of our expanding branch network and continued market penetration.

    In the fourth quarter Southside anticipates opening its 31st banking center in Palestine, Texas, approximately 50 miles southwest of Tyler. The addition of the banking center in Palestine should complement and enhance Southside's southern expansion efforts which already includes banking centers in Jacksonville and Bullard. Southside has also purchased property in Gun Barrel City where it plans to open a branch facility in the future. While continued branch expansion has and will continue to impact short-term earnings, the Company believes the potential long-term benefits to the Company greatly outweigh the short-term expense.

    The decrease in net income for the three months ended September 30, 2005, when compared to the same period in 2004, was primarily attributable to an increase in noninterest expense of $528,000, or 5.3%, an increase in provision for loan losses of $485,000, or 100% and a decrease in income from the sale of available for sale securities of $351,000, or 93.6%. Noninterest expense increased primarily as a result of a $443,000, or 7.0% increase in salaries and employee benefits due to higher staffing levels, salary increases and increases in retirement expense.

    The following items partially offset the decrease in net income for the quarter ended September 30, 2005, when compared to the same period in 2004. Net interest income of $10.4 million for the third quarter 2005, increased $240,000, or 2.4%, over the third quarter 2004. Average total interest earning assets, the primary factor in net interest income growth, increased $181.4 million, or 12.7% from the third quarter 2004, to $1.6 billion for the third quarter 2005. This more than offset the decrease in the Company's net interest margin to 2.80% and net interest spread to 2.25% during the third quarter ended September 30, 2005, when compared to 3.10% and 2.66%, respectively, for the same period in 2004. Noninterest income, excluding gains on sales of securities, was $5.4 million for the third quarter 2005, an increase of $563,000, or 11.8%, over the third quarter 2004. The increase was primarily a result of an increase in deposit services fee income. Provision for federal tax expense of $921,000 for the third quarter 2005, decreased $161,000, or 14.9%, from third quarter 2004 as a result of a decrease in taxable income. The effective tax rate as a percentage of pre-tax income was 19.4% for the quarter ended September 30, 2005 compared to 20.4% for the quarter ended September 30, 2004. The decrease in the effective tax rate was due to the decrease in taxable income as a percentage of total income.

    The decrease to net income during the nine months ended September 30, 2005, when compared to the same period in 2004 was primarily attributable to a decrease in gains on available for sale securities of $2.5 million, or 101.3% and an increase in noninterest expense of $2.2 million, or 7.4%. The decrease in net income for the nine months ended September 30, 2005, when compared to the same period in 2004, was partially offset by an increase in net interest income of $1.9 million, or 6.4%, an increase in noninterest income, excluding security gains, of $1.3 million, or 9.3%, and a decrease in federal income tax expense of $620,000, or 19.8%.

    Southside Bancshares, Inc. is a $1.7 billion holding company that owns 100% of Southside Bank. The bank currently has thirty banking centers in East Texas.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc., (the "Company") a bank holding company, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may include words such as "expect," "estimate," "project," "anticipate," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which the Company operates, legislation or regulatory changes which adversely affect the businesses in which the Company is engaged, adverse changes in Government Sponsored Enterprises (the "GSE") status or financial condition impacting the GSE guarantees or ability to pay or issue debt, economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas or military actions in Iraq, Afghanistan or other areas, changes in the interest rate yield curve such as flat, inverted or steep yield curves, or interest rate environment which impact interest margins and may impact prepayments on the mortgage-backed securities portfolio, changes impacting the leverage strategy, significant increases in competition in the banking and financial services industry, changes in consumer spending, borrowing and saving habits, technological changes, the Company's ability to increase market share and control expenses, the effect of changes in federal or state tax laws, the effect of compliance with legislation or regulatory changes, the effect of changes in accounting policies and practices and the costs and effects of unanticipated litigation.

                                                    At             At             At
                                                Sept. 30,       Dec. 31,      Sept. 30,
                                                   2005           2004           2004
                                               ------------   ------------   ------------
                                                         (dollars in thousands)
                                                              (unaudited)
Selected Financial Condition Data
  (at end of period)
Total assets                                   $  1,733,735   $  1,619,643   $  1,541,671
Loans, net of unearned discount                     679,169        624,019        615,255
Allowance for loan losses                             7,038          6,942          6,816
Mortgage-backed and related
 securities:
  Available for sale                                564,547        479,475        415,933
  Held to maturity                                  229,113        241,058        247,256
Investment securities available for sale            109,659        133,535        128,655
Marketable equity securities available
 for sale                                            29,321         26,819         24,818
Deposits                                          1,021,320        940,986        905,935
Long-term obligations                               276,584        351,287        317,688
Shareholders' equity                                105,447        104,697        106,600
Nonperforming assets                                  2,309          3,523          2,060
  Nonaccrual loans                                    1,211          2,248          1,185
  Loans 90 days past due                                555            827            252
  Restructured loans                                    242            193            179
  Other real estate owned                               121            214            436
  Repossessed assets                                    180             41              8

Assets Quality Ratios:
Nonaccruing loans to total loans                       0.18%          0.36%          0.19%
Allowance for loan losses to
 nonaccruing loans                                   581.17         308.81         575.19
Allowance for loan losses to
 nonperforming assets                                304.81         197.05         330.87
Allowance for loan losses to total loans               1.04           1.11           1.11
Nonperforming assets to total assets                   0.13           0.22           0.13
Net charge-offs to average loans                       0.17           0.07           0.03

Capital Ratios:
Shareholders' equity to total assets                   6.08           6.46           6.91
Average shareholders' equity to
 average total assets                                  6.24           6.98           6.98

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals net of unearned discount by category for the periods presented:

                                                    At             At             At
                                                Sept. 30,       Dec. 31,      Sept. 30,
                                                   2005           2004           2004
                                               ------------   ------------   ------------
                                                         (dollars in thousands)
                                                              (unaudited)
Real Estate Loans:
  Construction                                 $     39,667   $     32,877   $     42,922
  1-4 Family Residential                            195,342        168,784        163,319
  Other                                             162,886        153,998        142,400
Commercial Loans                                     86,280         80,808         76,461
Municipal Loans                                     112,797        103,963        103,210
Loans to Individuals                                 82,197         83,589         86,943
Total Loans                                    $    679,169   $    624,019   $    615,255

                                                      At or for the                 At or for the
                                                    Three Months Ended            Nine Months Ended
                                                      September 30,                 September 30,
                                               ---------------------------   ---------------------------
                                                   2005           2004           2005           2004
                                               ------------   ------------   ------------   ------------
                                                  (dollars in thousands)        (dollars in thousands)
                                                       (unaudited)                   (unaudited)
Selected Operating Data:
Total interest income                          $     20,438   $     17,163   $     58,602   $     49,215
Total interest expense                               10,050          7,015         27,624         20,106
Net interest income                                  10,388         10,148         30,978         29,109
Provision for loan losses                               485            ---            947            525
Net interest income after provision
 for loan losses                                      9,903         10,148         30,031         28,584
Non-interest income
  Deposit services                                    3,775          3,476         10,849         10,424
  Gain (loss) on sale of securities
   available for sale                                    24            375            (32)         2,449
  Gain on sale of loans                                 414            371          1,433          1,258
  Trust income                                          394            320          1,033            894
  Bank owned life insurance                             231            184            673            628
  Other                                                 536            436          1,788          1,227
    Total non-interest income                         5,374          5,162         15,744         16,880
Non-interest expense
  Salaries and employee benefits                      6,776          6,333         20,782         19,133
  Net occupancy expense                               1,056          1,072          3,179          3,099
  Equipment expense                                     204            189            624            549
  Advertising, travel & entertainment                   440            385          1,457          1,308
  ATM expense                                           165            112            467            479
  Director fees                                         144            145            459            438
  Supplies                                              134            145            455            428
  Professional fees                                     193            344            583            783
  Postage                                               149            140            423            416
  Other                                               1,262          1,130          3,727          3,298
    Total non-interest expense                       10,523          9,995         32,156         29,931
Income before federal tax expense                     4,754          5,315         13,619         15,533
Income tax expense                                      921          1,082          2,514          3,134
Net income                                     $      3,833   $      4,233   $     11,105   $     12,399

Common Share Data:
Weighted-average basic shares
 outstanding                                         11,459         11,504         11,446         11,483
Weighted-average diluted shares
 outstanding                                         12,011         12,170         12,035         12,155
Net income per common share
  Basic                                        $       0.34   $       0.37   $       0.97   $       1.08
  Diluted                                              0.32           0.35           0.92           1.02
Book value per common share                             ---            ---           9.15           9.25
Cash dividend declared per common share                0.11           0.10           0.33           0.30

Selected Performance Ratios:
Return on average assets                               0.88%          1.10%          0.88%          1.11%
Return on average shareholders' equity                14.29          16.16          14.17          15.94
Average yield on interest earning assets               5.28           5.06           5.25           5.02
Average yield on interest bearing
 liabilities                                           3.03           2.40           2.87           2.37
Net interest spread                                    2.25           2.66           2.38           2.65
Net interest margin                                    2.80           3.10           2.89           3.08
Average interest earning assets to
 average interest bearing liabilities                122.41         122.57         121.95         122.29
Non-interest expense to average total
 assets                                                2.42           2.60           2.56           2.69
Efficiency ratio                                      62.96          62.45          64.72          64.35

                                                       AVERAGE BALANCES AND YIELDS
                                                         (dollars in thousands)
                                                               (unaudited)
                                                            Nine Months Ended
                                                           September 30, 2005
                                               ------------------------------------------
                                                   AVG.                          AVG.
                                                  BALANCE       INTEREST        YIELD
                                               ------------   ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                  $    650,862   $     30,043           6.17%
Loans Held for Sale                                   4,467            160           4.79%
Securities:
Investment Securities (Taxable) (D)                  51,893          1,451           3.74%
Investment Securities (Tax-Exempt) (C)(D)            69,499          3,691           7.10%
Mortgage-backed Securities (D)                      761,223         25,379           4.46%
Marketable Equity Securities                         27,686            736           3.55%
Interest Earning Deposits                               666             15           3.01%
Federal Funds Sold                                    1,168             25           2.86%
Total Interest Earning Assets                     1,567,464         61,500           5.25%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                              41,579
Bank Premises and Equipment                          30,817
Other Assets                                         46,520
  Less:  Allowance for Loan Loss                     (6,918)
Total Assets                                   $  1,679,462

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                               $     50,868   $        381           1.00%
Time Deposits                                       347,037          7,871           3.03%
Interest Bearing Demand Deposits                    309,039          3,749           1.62%
Short-term Interest Bearing
 Liabilities                                        266,924          6,810           3.41%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                          290,875          7,875           3.62%
Long-term Debt (E)                                   20,619            938           6.00%
Total Interest Bearing Liabilities                1,285,362         27,624           2.87%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                     274,850
Other Liabilities                                    14,445
Total Liabilities                                 1,574,657

SHAREHOLDERS' EQUITY                                104,805
Total Liabilities and
Shareholders' Equity                           $  1,679,462

NET INTEREST INCOME                                           $     33,876
NET YIELD ON AVERAGE EARNING ASSETS                                                  2.89%

NET INTEREST SPREAD                                                                  2.38%

    (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.
    (B) Interest income includes taxable-equivalent adjustments of $1,713 and $1,625 for the nine months ended September 30, 2005 and 2004, respectively.
    (C) Interest income includes taxable-equivalent adjustments of $1,185 and $1,255 for the nine months ended September 30, 2005 and 2004, respectively.
    (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
    (E) Southside Statutory Trust III

    Note: As of September 30, 2005 and 2004, loans totaling $1,211 and $1,185, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                                                       AVERAGE BALANCES AND YIELDS
                                                         (dollars in thousands)
                                                               (unaudited)
                                                            Nine Months Ended
                                                           September 30, 2004
                                               ------------------------------------------
                                                   AVG.                          AVG.
                                                  BALANCE       INTEREST         YIELD
                                               ------------   ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                  $    600,222   $     27,428           6.10%
Loans Held for Sale                                   3,190            134           5.61%
Securities:
Investment Securities (Taxable) (D)                  44,863            741           2.21%
Investment Securities (Tax-Exempt)(C)(D)             75,383          4,006           7.10%
Mortgage-backed Securities (D)                      628,673         19,401           4.12%
Marketable Equity Securities                         24,010            320           1.78%
Interest Earning Deposits                               652              5           1.02%
Federal Funds Sold                                    8,638             60           0.93%
Total Interest Earning Assets                     1,385,631         52,095           5.02%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                              37,900
Bank Premises and Equipment                          30,639
Other Assets                                         39,701
  Less:  Allowance for Loan Loss                     (6,524)
Total Assets                                   $  1,487,347

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                               $     48,091   $        152           0.42%
Time Deposits                                       319,160          5,761           2.41%
Interest Bearing Demand Deposits                    279,930          1,311           0.63%
Short-term Interest Bearing
 Liabilities                                        175,668          4,758           3.62%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                          289,587          7,460           3.44%
Long-term Debt (E)                                   20,619            664           4.23%
Total Interest Bearing Liabilities                1,133,055         20,106           2.37%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                     240,652
Other Liabilities                                     9,757
Total Liabilities                                 1,383,464

SHAREHOLDERS' EQUITY                                103,883
Total Liabilities and
Shareholders' Equity                           $  1,487,347

NET INTEREST INCOME                                           $     31,989
NET YIELD ON AVERAGE EARNING ASSETS                                                  3.08%

NET INTEREST SPREAD                                                                  2.65%

    (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.
    (B) Interest income includes taxable-equivalent adjustments of $1,713 and $1,625 for the nine months ended September 30, 2005 and 2004, respectively.
    (C) Interest income includes taxable-equivalent adjustments of $1,185 and $1,255 for the nine months ended September 30, 2005 and 2004, respectively.
    (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
    (E) Southside Statutory Trust III

    Note: As of September 30, 2005 and 2004, loans totaling $1,211 and $1,185, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                                                       AVERAGE BALANCES AND YIELDS
                                                         (dollars in thousands)
                                                               (unaudited)
                                                              Quarter Ended
                                                           September 30, 2005
                                               ------------------------------------------
                                                   AVG.                          AVG.
                                                  BALANCE       INTEREST         YIELD
                                               ------------   ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                  $    671,882   $     10,602           6.26%
Loans Held for Sale                                   3,791             52           5.44%
Securities:
Investment Securities (Taxable) (D)                  46,429            473           4.04%
Investment Securities (Tax-Exempt) (C) (D)           63,334          1,138           7.13%
Mortgage-backed Securities (D)                      793,412          8,833           4.42%
Marketable Equity Securities                         28,366            283           3.96%
Interest Earning Deposits                               550              5           3.61%
Federal Funds Sold                                    1,185             10           3.35%
Total Interest Earning Assets                     1,608,949         21,396           5.28%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                              41,058
Bank Premises and Equipment                          31,747
Other Assets                                         47,395
  Less:  Allowance for Loan Loss                     (6,914)
Total Assets                                   $  1,722,235

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                               $     50,857   $        142           1.11%
Time Deposits                                       361,048          2,981           3.28%
Interest Bearing Demand Deposits                    312,195          1,451           1.84%
Short-term Interest Bearing
 Liabilities                                        310,463          2,721           3.48%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                          259,245          2,416           3.70%
Long-term Debt (E)                                   20,619            339           6.43%
Total Interest Bearing Liabilities                1,314,427         10,050           3.03%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                     286,088
Other Liabilities                                    15,292
Total Liabilities                                 1,615,807

SHAREHOLDERS' EQUITY                                106,428
Total Liabilities and
Shareholders' Equity                           $  1,722,235

NET INTEREST INCOME                                           $     11,346
NET YIELD ON AVERAGE EARNING ASSETS                                                  2.80%

NET INTEREST SPREAD                                                                  2.25%

    (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.
    (B) Interest income includes taxable-equivalent adjustments of $582 and $557 for the third quarter ended September 30, 2005 and 2004, respectively.
    (C) Interest income includes taxable-equivalent adjustments of $376 and $429 for the third quarter ended September 30, 2005 and 2004, respectively.
    (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
    (E) Southside Statutory Trust III

    Note: As of September 30, 2005 and 2004, loans totaling $1,211 and $1,185, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                                                       AVERAGE BALANCES AND YIELDS
                                                         (dollars in thousands)
                                                               (unaudited)
                                                              Quarter Ended
                                                           September 30, 2004
                                               ------------------------------------------
                                                   AVG.                          AVG.
                                                  BALANCE       INTEREST         YIELD
                                               ------------   ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                  $    611,003   $      9,247           6.02%
Loans Held for Sale                                   4,067             45           4.40%
Securities:
Investment Securities (Taxable) (D)                  41,896            244           2.32%
Investment Securities (Tax-Exempt) (C) (D)           73,639          1,327           7.17%
Mortgage-backed Securities (D)                      670,539          7,157           4.25%
Marketable Equity Securities                         24,556            123           1.99%
Interest Earning Deposits                               573              1           0.69%
Federal Funds Sold                                    1,304              5           1.53%
Total Interest Earning Assets                     1,427,577         18,149           5.06%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                              37,728
Bank Premises and Equipment                          30,674
Other Assets                                         40,766
  Less:  Allowance for Loan Loss                     (6,690)
Total Assets                                   $  1,530,055

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                               $     49,015   $         57           0.46%
Time Deposits                                       319,338          1,966           2.45%
Interest Bearing Demand Deposits                    277,401            488           0.70%
Short-term Interest Bearing
 Liabilities                                        196,669          1,696           3.43%
Long-term Interest Bearing
 Liabilities - FHLB Dallas                          301,677          2,569           3.39%
Long-term Debt (E)                                   20,619            239           4.54%
Total Interest Bearing Liabilities                1,164,719          7,015           2.40%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                     252,296
Other Liabilities                                     8,834
Total Liabilities                                 1,425,849

SHAREHOLDERS' EQUITY                                104,206
Total Liabilities and
Shareholders' Equity                           $  1,530,055

NET INTEREST INCOME                                           $     11,134
NET YIELD ON AVERAGE EARNING ASSETS                                                  3.10%

NET INTEREST SPREAD                                                                  2.66%

    (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.
    (B) Interest income includes taxable-equivalent adjustments of $582 and $557 for the third quarter ended September 30, 2005 and 2004, respectively.
    (C) Interest income includes taxable-equivalent adjustments of $376 and $429 for the third quarter ended September 30, 2005 and 2004, respectively.
    (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
    (E) Southside Statutory Trust III

    Note: As of September 30, 2005 and 2004, loans totaling $1,211 and $1,185, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             11/02/2005
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /